Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of FREYR Battery, Inc. of our report dated February 27, 2023 relating to the financial statements, which appears in FREYR Battery's Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers AS
Oslo, Norway
January 4, 2024